UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 19, 2007 (January 15, 2007)

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NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

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Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue, 11th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(212) 301-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Repurchase Agreement

On January 15, 2007, National Financial Partners Corp. (the “Company”) entered into an agreement with Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. to repurchase 2,000,000 shares of the Company’s common stock from Apollo in a privately negotiated transaction. Apollo will sell these shares at the same price per share as the initial price per share to the public in a proposed registered public offering of the Company’s common stock (the “secondary offering”) by certain stockholders of the Company, including Apollo. The repurchase agreement provides that the sale by Apollo to the Company will close on the same date as the settlement date of the secondary offering. To the extent the underwriters exercise their overallotment option in the secondary offering, the Company will repurchase up to 300,000 additional shares of the Company’s common stock pursuant to the repurchase agreement.

As of January 12, 2007, Apollo owned approximately 9.9% of the Company’s common stock outstanding. After the repurchase and the secondary offering, Apollo is expected to own less than 3.7% of the Company’s common stock outstanding.

The foregoing description of the repurchase agreement is not complete and is qualified in its entirety by reference to the full text of the repurchase agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Credit Agreement

On January 16, 2007, the Company entered into an amendment (the “Amendment”) to its credit agreement, dated as of August 22, 2006, with various financial institutions party thereto and Bank of America, N.A., as administrative agent. The Amendment, among other things, amended the negative covenants to which the Company was subject under the credit agreement and makes other changes in contemplation of an issuance by the Company of convertible notes due 2012. Under the Amendment, the Company can incur up to $250 million in aggregate principal amount outstanding in unsecured indebtedness and unsecured subordinated indebtedness subject to certain conditions; previously, the Company could incur $75 million of unsecured subordinated debt. In addition, to induce the credit facility lenders to consent to the Amendment, the Company agreed to pay to the administrative agent for the ratable benefit of the credit facility lenders that sign the Amendment an amendment fee equal to 0.05% of the commitments of such lenders.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.
The information under “Amendment to Credit Agreement” included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Repurchase Agreement, dated January 15, 2007, among National Financial Partners Corp., Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P.

10.2	Amendment to Credit Agreement, dated as of January 16, 2007, among National Financial Partners Corp.; the financial institutions party thereto and Bank of America, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: January 19, 2007

By:	/s/ Mark C. Biderman

Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer